                                                                EXHIBIT NO. 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP



Salt Lake City, Utah
October 27, 1999